                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-K/A

                                    ---------

                        AMENDMENT NO. 1 TO CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 16, 1998


                         Commission File Number 1 - 5332


                             P & F INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


              Delaware                            22-1657413
      (State of incorporation)      (I.R.S. Employer Identification Number)


                  300 Smith Street, Farmingdale, New York 11735
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 694-1800

                                 ---------------


     This amended report on Form 8-K/A is being filed to amend the report on Form 8-K dated September 16, 1998, filed with the Commission on September 30, 1998. This amendment is being filed to provide financial statements, pro forma financial information and exhibits pursuant to Item 7 of Form 8-K.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


     As previously disclosed in a Current Report on Form 8-K filed on September 30, 1998, on September 16, 1998, pursuant to an Asset Purchase Agreement dated as of such date, (the "Asset Purchase Agreement"), Green Manufacturing, Inc., a Delaware corporation and a wholly-owned subsidiary of P & F Industries, Inc. (the "Registrant" or the "Company"), acquired certain assets (the "Purchased Property") of Green Manufacturing, Inc., an Ohio corporation (the "Seller"), and assumed certain of the Seller's liabilities. The purchase price for the acquisition of the Purchased Property was $10,500,000 in cash, which amount was the result of arms'-length negotiations between the Registrant and the Seller, and which was financed primarily pursuant to a Credit Agreement, dated July 23, 1998, as amended, between European American Bank, the Registrant and subsidiaries of the Registrant.


     The Purchased Property was used by the Seller in the business of manufacturing custom-engineered hydraulic cylinders, prefabricated stairways and platforms and tractor-mounted post hole diggers. The Registrant intends to continue such use of the Purchased Property.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)       Financial statements of business acquired:

               The audited balance sheets of Green Manufacturing, Inc., an Ohio corporation, as of December 31, 1997 and 1996 and the related statements of income and retained earnings and cash flows for the years then ended, respectively, are included herein.

               The unaudited balance sheets of Green Manufacturing, Inc., an Ohio corporation, as of September 15, 1998 and September 28, 1997, and the related statements of income and retained earnings and cash flows for the periods then ended are included herein.

(b)       Pro forma financial information:

               The unaudited pro forma combined statements of operations of the Company for the nine months ended September 30, 1998 and for the year ended December 31, 1997 are included herein.

               An unaudited pro forma condensed consolidated balance sheet has not been presented, since the acquisition was reflected in the Company's consolidated balance sheet as of September 30, 1998, as reported in the Registrant's Quarterly Report on Form 10-Q filed on November 16, 1998.

(c)       Exhibits:


          2.1 Asset Purchase Agreement, dated as of September 16, 1998, by and between P & F Industries, Inc. and Green Manufacturing, Inc., an Ohio corporation (incorporated by reference from the Registrant's Current Report on Form 8-K filed on September 30, 1998)


          23.1 Consent of Bock, Korsnack & Hinds, Inc.

(a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                          BOCK, KORSNACK & HINDS, INC.
                          ----------------------------

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors and Stockholders
Green Manufacturing, Inc.
Bowling Green, Ohio


We have audited the accompanying Balance Sheets of Green Manufacturing, Inc. (an Ohio Corporation), as of December 31, 1997 and 1996, and the related Statements of Earnings and Retained Earnings, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Manufacturing, Inc., as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.





                                     /s/ Bock, Korsnack & Hinds, Inc.
                                     --------------------------------


Maumee, Ohio
January 28, 1998

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                                 BALANCE SHEETS
                                 --------------
                       (See Independent Auditors' Report)

                                     ASSETS
                                     ------




                                                          December 31,
                                                     1997                1996
                                                     ----                ----

Current assets
     Cash
         Unrestricted                             $     2,207     $     1,817
         Restricted                                    11,807          23,463
                                                  -----------     -----------
                                                       14,014          25,280
                                                  -----------     -----------

     Accounts receivable
         Customers (net of allowance for bad
          debts of $ 8,217 and $ 12,119, for
          1997 and 1996, respectively)              2,472,833       2,243,019
         Employees                                      5,426           2,392
                                                  -----------     -----------
                                                    2,478,259       2,245,411
                                                  -----------     -----------

     Inventories
         Raw materials                                718,546         846,802
         Work in process                              236,465         245,609
         Finished goods                               136,453         155,930
                                                  -----------     -----------
                                                    1,091,464       1,248,341
                                                  -----------     -----------

     Prepaid expenses                                  12,392          17,085

     Note receivable                                      -0-           5,247
                                                  -----------     -----------

              Total current assets                  3,596,129       3,541,364
                                                  -----------     -----------

Other assets
     Cash surrender value of life insurance            28,800         181,944
     Deposits                                           1,000           1,000
     Intangible assets                                 26,841          31,406
     Prepaid leases                                        --             480
                                                  -----------     -----------
         Total other assets                            56,641         214,830
                                                  -----------     -----------

Net property and equipment - at cost                1,975,380       1,932,068
                                                  -----------     -----------

Total assets                                      $ 5,628,150     $ 5,688,262
                                                  ===========     ===========



                 See accompanying Notes to Financial Statements.

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                                 BALANCE SHEETS
                                 --------------
                       (See Independent Auditors' Report)

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------




                                                          December 31,
                                                     1997                1996
                                                     ----                ----

Current liabilities
     Current portion of long-term debt            $   717,880     $   227,395
                                                  -----------     -----------
     Accounts payable
         Trade                                        680,636         759,868
         Employees' withheld payroll taxes,            79,370          53,321
                                                  -----------     -----------
                                                      760,006         813,189
                                                  -----------     -----------

     Accrued liabilities
         Salaries, wages and commissions              501,305         250,670
         State and local taxes                         21,692          16,229
         Deferred compensation                         18,521             -0-
         Payroll taxes and insurance                   52,251          95,505
         Interest                                       6,643             295
                                                  -----------     -----------
                                                      600,412         362,699
                                                  -----------     -----------

              Total current liabilities             2,078,298       1,403,283

Long-term debt - net of current maturities            993,898       1,957,035

Deferred compensation liability                        18,521         150,159
                                                  -----------     -----------

              Total liabilities                     3,090,717       3,510,477
                                                  -----------     -----------

Stockholders' equity
     Common stock, par value $ 100 per share,
      authorized 1,000 shares, issued 362 shares,
      including 232 held in treasury                   36,200          36,200
     Paid-in surplus                                  136,870         136,870
     Retained earnings                              2,616,600       2,256,952
                                                  -----------     -----------
                                                    2,789,670       2,430,022
         Less:  Treasury stock - at cost             (252,237)       (252,237)
                                                  -----------     -----------
              Total stockholders' equity            2,537,433       2,177,785
                                                  -----------     -----------

Total liabilities and stockholders' equity        $ 5,628,150     $ 5,688,262
                                                  ===========     ===========


                 See accompanying Notes to Financial Statements.

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                  --------------------------------------------
                       (See Independent Auditors' Report)

                                                            For the
                                                          years ended
                                                          December 31,
                                                     1997                1996
                                                     ----                ----

Sales - less discounts and allowances         $18,219,388         $15,311,561
                                              -----------         -----------

Cost of sales
     Beginning inventories                      1,248,341             911,353
     Materials and freight                      7,167,254           6,582,329
     Direct labor                               2,050,819           1,815,166
     Subcontracting                               207,009              63,325
     Manufacturing expenses                     5,618,660           4,839,569
                                              -----------         -----------
                                               16,292,083          14,211,742
         Less:  Ending inventories              1,091,464           1,248,341
                                              -----------         -----------
              Total cost of sales              15,200,619          12,963,401
                                              -----------         -----------

Gross profit from sales                         3,018,769           2,348,160

Selling and administrative expenses             1,836,079           1,513,464
                                              -----------         -----------

Earnings from operations                        1,182,690             834,696
                                              -----------         -----------


Other income (expense)
     Interest income                                3,048               6,570
     Gain (loss) on disposition of equipment       (3,158)              4,016
     Interest expense                            (116,655)           (125,701)
     Miscellaneous                                  9,370               8,811
                                              -----------         -----------
         Net other expense                       (107,395)           (106,304)
                                              -----------         -----------

Net earnings                                    1,075,295             728,392
                                              -----------         -----------


              RETAINED EARNINGS
              -----------------

Balance - beginning of year                     2,256,952           2,031,888
     Less:  Dividends paid                       (715,647)           (503,328)
                                              -----------         -----------
                                                1,541,305           1,528,560
                                              -----------         -----------

Balance - end of year                         $ 2,616,600         $ 2,256,952
                                              ===========         ===========


                 See accompanying Notes to Financial Statements.

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                       (See Independent Auditors' Report)

                                                             For the
                                                           years ended
                                                           December 31,
                                                     1997                1996
                                                     ----                ----
Increase (decrease) in cash and cash
 equivalents
     Cash flows from operating activities
         Cash received from customers         $18,019,499         $15,309,873
         Cash paid to suppliers
          and employees                       (16,304,903)        (14,381,831)
         Interest received                          3,048               6,570
         Interest paid                           (110,307)           (127,588)
                                              -----------         -----------
              Net cash provided by
               operating activities             1,607,337             807,024
                                              -----------         -----------

     Cash flows from investing activities
         Purchase of property
          and equipment                          (421,298)           (344,377)
         Proceeds from sale of property
          and equipment                             2,650              18,000
         Restricted cash for purchase
          of equipment withdrawn from
          Bond Fund                                   -0-             150,471
                                              -----------         -----------
              Net cash used in investing
               activities                        (418,648)           (175,906)
                                              ------------        ------------

     Cash flows from financing activities
         Proceeds from long-term debt              15,717             776,935
         Principal payments on
          long-term debt                         (230,852)           (247,584)
         Net payments on line-of-credit          (257,517)           (657,335)
         Dividends paid                          (715,647)           (503,328)
                                              -----------         -----------
              Net cash used in financing
               activities                      (1,188,299)           (631,312)
                                              -----------         -----------

Net increase (decrease) in cash and
 cash equivalents                                     390                (194)

Cash and cash equivalents at
 beginning of year                                  1,817               2,011
                                              -----------         -----------

Cash and cash equivalents at end
 of year                                      $     2,207         $     1,817
                                              ===========         ===========


                            (Continued on next page)
                See accompanying Notes to Financial Statements.

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                       (See Independent Auditors' Report)
                                   (Continued)

                                                             For the
                                                            years ended
                                                           December 31,
                                                     1997                1996
                                                     ----                ----
Reconciliation of net earnings to net cash
 provided by operating activities
      Net earnings                             $ 1,075,295         $   728,392
                                               -----------         -----------
     Adjustments to reconcile net earnings
      to net cash provided by operating
      activities
         Depreciation and amortization            376,744             360,387
         (Gain) loss on disposition of
          property and equipment                    3,158              (4,016)
         Bad debts (recoveries)                    (3,652)             26,126
         Change in assets and liabilities
              (Increase) decrease in assets
                  Bond retirement fund             11,656                (898)
                  Accounts receivable            (223,949)            (38,248)
                  Inventories                     156,877            (336,988)
                  Prepaid expenses                  5,173              (5,776)
                  Other assets                    153,144             (12,820)
              Increase (decrease) in
               liabilities
                  Accounts payable                (53,183)            164,700
                  Accrued liabilities             106,074             (73,835)
                                              -----------         -----------
                      Total adjustments           532,042              78,632
                                              -----------         -----------

Net cash provided by operating activities     $ 1,607,337         $   807,024
                                              ===========         ===========


                 See accompanying Notes to Financial Statements.

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           December 31, 1997 and 1996
                       (See Independent Auditors' Report)

1.   Summary of significant accounting policies
     ------------------------------------------

          The summary of significant accounting policies of Green Manufacturing, Inc., is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

          a.)  Nature of Business

               Green Manufacturing, Inc., is a manufacturing concern. The Company's predominant product is hydraulic cylinders. The Company also produces safety stairs, access equipment and agricultural products. The principal markets for its products are the Midwestern and Southern United States. In addition, the Company sells products outside of the United States.

          b.)  Allowance for Bad Debts

               The Company provides an allowance for bad debts based upon prior experience and management's assessment of the collectibility of existing specific accounts.

          c.)  Inventories

               Inventories are stated at the lower of cost or market on a first-in, first-out (FIFO) basis. Cost includes material, labor and application of manufacturing expenses.

          d.)  Property and Equipment

               Property and equipment are stated at cost. Depreciation of property, plant and equipment and amortization of intangible assets, are computed on the straight-line and declining-balance methods over the useful lives of the assets which range from 3 to 25 years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are reduced, and any gain or loss is included in operations.

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           December 31, 1997 and 1996
                       (See Independent Auditors' Report)
                                   (Continued)

1.   Summary of significant accounting policies - continued
     ------------------------------------------

          e.)  Income Taxes

               The Company has elected the application of Section 1372 (Subchapter S corporation) of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income.

          f.)  Warranty Costs

               The Company provides a warranty period for its products. Warranty costs are recorded when they are incurred. Management believes it is not possible to accurately estimate these costs for future periods.

          g.)  Cash and Cash Equivalents

               For purposes of the Statement of Cash Flows, the Company considers unrestricted cash in operating bank accounts and cash-on-hand as cash and cash equivalents.

          h.)  Advertising

               The Company expenses advertising costs in the period in which they are incurred.

          i.)  Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   Restricted cash
     ---------------

          A loan agreement with respect to $ 1,500,000 of Wood County Economic Development Revenue Bonds issued November 16, 1994, provides that a Sinking Bond Fund be established for retirement of the Bonds. This agreement provides that PNC Bank N.A. act as trustee for this Fund and that the Company make monthly payments of $ 11,667, plus interest to retire the Bonds. The balance in this account was $ 11,807 and $ 22,463 at December 31, 1997 and 1996, respectively.

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           December 31, 1997 and 1996
                       (See Independent Auditors' Report)
                                   (Continued)

2.   Restricted cash - continued
     ---------------

          The proceeds of the Wood County Economic Development Revenue Bonds were used as follows:

               Purchase new equipment                               $ 1,030,968
               Retire City of Bowling Green
                 Industrial Development Bonds                           447,293
               Closing costs of new Bonds issued                         21,739
                                                                    -----------
                                                                    $ 1,500,000
                                                                    ===========

3.   Intangible assets
     -----------------

          Intangible assets consisted of the following:

                                                       1997                1996
                                                       ----                ----
               Bond and loan issue costs        $    41,851         $    41,851
               Less:  Accumulated amortization       15,010              10,445
                                                -----------         -----------
                                                $    26,841         $    31,406
                                               ============         ===========

          Amortization charged to earnings was $ 4,566 for both 1997 and 1996.

4.   Property and equipment
     ----------------------

          Property and equipment consisted of the following:

                                                       1997                1996
                                                       ----                ----
               Land                             $    82,425         $    82,425
               Buildings                          1,141,811             961,937
               Machinery and equipment            2,692,778           2,638,336
               Motor vehicles                        53,503              43,856
               Office furniture and equipment       441,610             351,250
                                                -----------         -----------
                                                  4,412,127           4,077,804
               Less: Accumulated depreciat        2,436,747           2,145,736
                                                -----------         -----------
                                                $ 1,975,380         $ 1,932,068
                                                ===========         ===========

          Depreciation charged to earnings was $ 372,178 and $ 355,821 in 1997 and 1996, respectively.

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           December 31, 1997 and 1996
                       (See Independent Auditors' Report)
                                   (Continued)

5.   Notes payable and long-term debt
     --------------------------------

          Long-term debt consisted of the following:

                                                       1997                1996
                                                       ----                ----
$ 1,200,000 revolving credit
agreement with Mid-American National
Bank and Trust Company, collateralized
by accounts receivable, inventory,
property, equipment and general
intangible assets, interest at prime,
which was 8.5% at December 31, 1997.
The note is due March 1, 1998.                  $   519,418         $   776,935

National City Bank term
note payable in monthly installments
of $ 3,984, including interest at a
fixed rate of 7.25%, collateralized by
specific equipment, final payment due
April, 1998.                                         12,496              57,584

GMAC loan payable in
monthly installments of $ 354,
including interest at 3.9%,
collateralized by an auto.  The note
is due January, 2001.                                12,015                 -0-

Lucas County Port Authority
term note payable in monthly
installments of $ 1,492, including
interest at 4%, collateralized by
specific equipment.  A loan covenant
requires the Company to maintain
certain employment levels.  Final
payment is due November, 1998.                       14,647              31,593

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           December 31, 1997 and 1996
                       (See Independent Auditors' Report)
                                   (Continued)

5.   Notes payable and long-term debt - continued
     --------------------------------

                                                       1997                1996
                                                       ----                ----
$ 1,500,000 Economic
Development Revenue Bonds issued by
Wood County, November 16, 1994, which
provide for annual retirement payments
over a 10-year period.  The Bonds to be
retired at November 1, 1998, total
$ 140,000. Interest is paid monthly and
computed weekly based upon the current
market rate as quoted by the market
activity of the Municipal Bond Market.
PNC Bank, Ohio N.A. acts as trustee over
redemption of the Bonds. At December 31,
1997 and 1996, the weekly computed rate
was 4.1% and 3.9%, respectively.                $ 1,095,000         $ 1,235,000

Mid-American National Bank
and Trust Company loan payable in
monthly installments of $ 2,605,
including interest, collateralized by
accounts receivable, inventory, property,
equipment and general intangible assets,
interest at prime, which was 8.50% at
December 31, 1997.                                   58,202              83,318
                                                -----------         -----------
                                                  1,711,778           2,184,430
Less: Current portion                              (717,880)           (227,395)
                                                -----------         -----------
                                                $   993,898         $ 1,957,035
                                                ===========         ===========

          Anticipated long-term debt maturities are as follows:

               1998                             $   717,880
               1999                                 179,396
               2000                                 154,148
               2001                                 155,354
               2002                                 160,000
               2003 and thereafter                  345,000

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           December 31, 1997 and 1996
                       (See Independent Auditors' Report)
                                   (Continued)

5.   Notes payable and long-term debt - continued
     --------------------------------

          The Company also has a $ 1,095,000 letter of credit with Mid-American National Bank and Trust Company. The letter of credit can only be used for redemption of the Wood County Economic Development Revenue Bonds if the Bond redemptions are in arrears. The letter of credit is open over the life of the Bonds. A fee of 1% of the outstanding principal balance of the Bonds is due annually.

6.   Pension plan
     ------------

          The Company established a 401(k) Plan, effective January 1, 1995, which allows all employees who are 18 years or older, work full time and have completed at least one year of service to participate. The Company will match 25% of employees' contributions up to 8% of employees' annual earnings. Company contributions were $ 41,596 and $ 32,347 for 1997 and 1996, respectively.

          The Company had a Defined Benefit Pension Plan covering substantially all its employees. The Plan was terminated on December 27, 1994. During 1996, all the assets of the Defined Benefit Pension Plan were rolled over into the 401(k) Plan.

7.   Commitments and related party transactions
     ------------------------------------------

          The Company has entered into leases with its majority stockholder for numerous items of manufacturing equipment. As of December 31, 1997, the leases provided for monthly payments of $ 6,749. The rental expense was $ 80,988 and $53,016 for the years ended December 31, 1997 and 1996, respectively.

          The Company has also entered into leases with unrelated parties for equipment and automobiles. The leases provided for monthly payments of $ 453 as of December 31, 1997. The rental expense was $ 5,762 and $ 28,096 for the years ended December 31, 1997 and 1996, respectively.

          Minimum future lease payments as of December 31, were as follows:

               1998                             $    40,659
               1999                                  14,600

                            GREEN MANUFACTURING, INC.
                            -------------------------
                               Bowling Green, Ohio

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           December 31, 1997 and 1996
                       (See Independent Auditors' Report)
                                   (Continued)

8.   Concentration of credit risk
     ----------------------------

          The Company grants credit to its customers, substantially all of whom are located in the Midwestern and Southern United States. The Company had outstanding credit to its regular customers of $ 2,481,050 at December 31, 1997.

          The Company has had, from time to time, deposits in financial institutions in excess of federally insured limits.

9.   Deferred compensation plan
     --------------------------

          The Company had a Deferred Compensation Plan for certain key executive employees, which was terminated during 1997. Under the Plan, deferred compensation was computed annually based upon the Company's profit. The program is not qualified under Internal Revenue Code Section 401; therefore, no deduction is allowed until amounts are paid. The deferred compensation liability was $ 37,042 and $ 150,159 as of December 31, 1997 and 1996, respectively.

10.  Major customer
     --------------

          The Company has one customer which accounted for approximately 24% of total revenues for the year ended December 31, 1997.

11.  Advertising expense
     -------------------

          The Company incurred advertising expense of $ 56,464 and $ 75,075 in 1997 and 1996, respectively.

                                                 GREEN MANUFACTURING, INC.
                                                    Bowling Green, Ohio

                                                      BALANCE SHEETS

                                                        (Unaudited)

ASSETS                                                                         September 15,       September 28,
Current assets                                                                          1998                1997
                                                                                        ----                ----
     Cash
         Unrestricted                                                            $    96,394       $       1,750
         Restricted                                                                  118,921             130,025
                                                                                ------------        ------------
                                                                                     215,315             131,775
                                                                                ------------        ------------

     Accounts receivable
         Customers (net of allowance for bad
          debts of $ 177,517 and $12,119)                                          2,584,946           2,826,649
         Employees                                                                    79,700               3,649
                                                                                ------------        ------------
                                                                                   2,664,646           2,830,298
                                                                                ------------        ------------

     Inventories
         Raw materials                                                             1,056,116             776,047
         Work in process                                                             368,614             271,379
         Finished goods                                                              194,177             142,831
                                                                                ------------        ------------
                                                                                   1,618,907           1,190,257
                                                                                ------------        ------------

     Prepaid expenses                                                                 51,416              35,649
                                                                                ------------        ------------


              Total current assets                                                 4,550,284           4,187,979
                                                                                ------------        ------------

Other assets
     Cash surrender value of life insurance                                           28,800              26,145
     Deposits                                                                         11,676               3,685
     Intangible assets                                                                23,579              27,218
                                                                                ------------        ------------
         Total other assets                                                           64,055              57,048
                                                                                ------------        ------------

Net property and equipment - at cost                                               1,784,224           1,924,216
                                                                                ------------        ------------


Total assets                                                                     $ 6,398,563         $ 6,169,243
                                                                                ============        ============

             See accompanying Note to Unaudited Financial Statements.


                                       17




                                                 GREEN MANUFACTURING, INC.
                                                    Bowling Green, Ohio

                                                      BALANCE SHEETS

                                                        (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY                                           September 15,        September 28,
Current liabilities                                                                     1998                 1997
                                                                                        ----                 ----
     Current portion of long-term debt                                           $ 1,427,482         $   854,216
                                                                                ------------        ------------

     Accounts payable
         Trade                                                                       755,586           1,010,640
         Employees' withheld payroll taxes, etc.                                      36,442              72,689
                                                                                ------------        ------------
                                                                                     792,028           1,083,329
                                                                                ------------        ------------

     Accrued liabilities
         Salaries, wages and commissions                                             333,359             245,447
         State and local taxes                                                        49,996              11,847
         Payroll taxes and insurance                                                  14,396              49,310
         Warranty reserve and other                                                   89,575               9,669
                                                                                ------------        ------------
                                                                                     487,326             316,273
                                                                                ------------        ------------

              Total current liabilities                                            2,706,836           2,253,818

Long-term debt - net of current maturities                                           965,460           1,145,460
                                                                                ------------        ------------

              Total liabilities                                                    3,672,296           3,399,278
                                                                                ------------        ------------

Stockholders' equity
     Common stock, par value $ 100 per share,
     authorized  1,000 shares,  issued 362 shares,
     including 232 held in treasury                                                   36,200              36,200
     Paid-in surplus                                                                 136,870             136,870
     Retained earnings                                                             2,805,434           2,849,132
                                                                                ------------        ------------
                                                                                   2,978,504           3,022,202
         Less:  Treasury stock - at cost                                            (252,237)           (252,237)
                                                                                ------------        ------------
              Total stockholders' equity                                           2,726,267           2,769,965
                                                                                ------------        ------------

Total liabilities and stockholders' equity                                       $ 6,398,563         $ 6,169,243
                                                                                ============        ============

             See accompanying Note to Unaudited Financial Statements.


                                       18




                                                 GREEN MANUFACTURING, INC.
                                                    Bowling Green, Ohio

                                       STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                                        (Unaudited)
                                                                                January 1, 1998     January 1, 1997
                                                                                     to                  to
                                                                                 September 15,       September 28,
                                                                                    1998                1997
                                                                                --------------      -------------

Sales - less discounts and allowances                                           $ 13,916,471        $ 13,732,886
                                                                                ------------        ------------

Cost of sales
     Beginning inventories                                                         1,091,464           1,248,341
     Materials and freight                                                         5,962,928           5,544,816
     Direct labor                                                                  1,528,909           1,553,190
     Subcontracting                                                                   98,254             184,334
     Manufacturing expenses                                                        4,463,296           3,860,244
                                                                                ------------        ------------
                                                                                  13,144,851          12,390,925
         Less:  Ending inventories                                                 1,618,907           1,190,257
                                                                                ------------        ------------
              Total cost of sales                                                 11,525,944          11,200,668
                                                                                ------------        ------------


Gross profit from sales                                                            2,390,527           2,532,218

Selling and administrative expenses                                                1,412,025           1,362,811
                                                                                ------------        ------------

Earnings from operations                                                             978,502           1,169,407
                                                                                ------------        ------------

Other income (expense)
     Interest income                                                                   2,114              10,555
     Miscellaneous expense                                                           (14,700)                 --
     Interest expense                                                                (72,725)           (138,193)
     Bad debt expense                                                               (169,300)                 --
     Miscellaneous income                                                            183,892                  --
                                                                                ------------        ------------
         Net other expense                                                           (70,719)           (127,638)
                                                                                ------------        ------------

Net earnings                                                                         907,783           1,041,769
                                                                                ------------        ------------


              RETAINED EARNINGS

Balance - beginning of period                                                      2,616,600           2,256,952
     Less:  Dividends paid                                                          (718,949)           (449,589)
                                                                                ------------        ------------
                                                                                   1,897,651           1,807,363
                                                                                ------------        ------------

Balance - end of period                                                         $  2,805,434        $  2,849,132
                                                                                ============        ============

             See accompanying Note to Unaudited Financial Statements.


                                       19




                                                 GREEN MANUFACTURING, INC.
                                                    Bowling Green, Ohio

                                                 STATEMENTS OF CASH FLOWS

                                                        (Unaudited)
                                                                                January 1, 1998     January 1, 1997
                                                                                     to                   to
                                                                                 September 15,       September 28,
                                                                                    1998                 1997
                                                                                --------------      -------------

Cash flows from operating activities
  Net income                                                                    $    907,783        $  1,041,769
                                                                                ------------        ------------

  Adjustments to reconcile net cash provided by operating activities:
      Depreciation and amortization                                                  276,740             308,974
      Provision for losses on accounts receivable                                    169,300               --
      Decrease (increase) in:
        Accounts receivable                                                         (281,413)           (583,630)
        Inventories                                                                 (527,443)             58,084
        Prepaid expenses and other                                                  (113,298)            (14,574)
        Other assets                                                                 (11,217)            154,358
      Increase (decrease) in:
        Accounts payable                                                              13,501             270,140
        Accrued liabilities                                                         (113,086)           (196,585)
                                                                                ------------        ------------
          Total adjustments                                                         (586,916)             (3,233)
                                                                                ------------        ------------

        Net cash provided by
          operating activities                                                       320,867           1,038,536
                                                                                ------------        ------------

Cash flows from investing activities:
  Capital expenditures                                                               (81,781)           (297,698)
                                                                                ------------        ------------

        Net cash used in investing
          activities                                                                 (81,781)           (297,698)
                                                                                ------------        ------------


Cash flows from financing activities
  Principal payments on
    long-term debt                                                                   (59,418)            (75,922)
Net borrowings on line of credit                                                     740,582            (108,832)
Dividends paid                                                                      (718,949)           (449,589)
                                                                                ------------        ------------

        Net cash used in financing
         activities                                                                  (37,785)           (634,343)
                                                                                ------------        ------------

Net increase in cash and
  cash equivalents                                                                   201,301             106,495

Cash and cash equivalents at
  beginning of year                                                                   14,014              25,280
                                                                                ------------        ------------

Cash and cash equivalents at end
  of year                                                                       $    215,315        $    131,775
                                                                                ============        ============



             See accompanying Note to Unaudited Financial Statements.

                            GREEN MANUFACTURING, INC.
                               Bowling Green, Ohio

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

BASIS OF FINANCIAL STATEMENT PRESENTATION

     The financial statements of Green Manufacturing, Inc., an Ohio corporation, for the periods ended September 15, 1998 and September 28, 1997 are presented as unaudited but, in the opinion of management, they include all adjustments necessary for a fair statement of the results of operations for those periods. All such adjustments are of a normal recurring nature. These interim financial statements should be read in conjunction with the financial statements and notes thereto of Green included in Item 7(a) of this Form 8-K/A.

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)       UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

          The following unaudited pro forma combined statements of operations are set forth herein to give effect to the September 16, 1998 acquisition of certain assets and the assumption of certain liabilities of Green Manufacturing, Inc., an Ohio corporation ("Green") by Green Manufacturing, Inc., a Delaware corporation and a wholly-owned subsidiary of P & F Industries, Inc. ("P & F") as if it had been consummated at the beginning of the earliest period presented (January 1, 1997).


          The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

          The unaudited pro forma combined statements of operations do not reflect any potential cost savings which may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in the Company's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the combined results of operations or financial position would actually have been had the acquisition occurred on January 1, 1997, nor do they represent a forecast of the combined results of operations or financial position for any future period or date.


          All information contained herein should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, the financial statements and notes thereto of Green included in Item 7(a) of this Form 8-K/A and the Notes to Unaudited Pro Forma Combined Statements of Operations included herein.

                     P & F INDUSTRIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                           P & F            Green          Pro Forma
                                                           -----            -----          ---------
                                                         Historical       Historical       Adjustments      Notes       Pro Forma
                                                         ----------       ----------       -----------      -----       ---------
Revenues:
  Net sales                                             $38,223,141      $13,916,471       $      0                    $52,139,612
  Other                                                     434,044                0              0                        434,044
                                                        --------------------------------------------------------------------------
                                                         38,657,185       13,916,471              0                     52,573,656

Costs and expenses:
  Cost of sales                                          23,466,037       11,279,443              0                     34,745,480
  Selling, administrative and general                     9,504,027        1,386,237        103,000          (a)        10,993,264
  Interest - net                                            404,496           70,611        540,000          (b)         1,015,107
  Depreciation                                              553,028          272,397         75,000          (c)           900,425
                                                        --------------------------------------------------------------------------

                                                         33,927,588       13,008,688       (718,000)                    47,654,276
                                                        --------------------------------------------------------------------------

Income before taxes on income                             4,729,597          907,783       (718,000)                     4,919,380

Taxes on income                                           1,778,000                0         72,000          (d)         1,850,000
                                                        --------------------------------------------------------------------------

Net income                                              $ 2,951,597      $   907,783      ($790,000)                   $ 3,069,380
                                                        ==========================================================================


Weighted average common shares outstanding
  Basic                                                   3,197,301                                                      3,197,301

  Diluted                                                 3,688,497                                                      3,688,497


Net income per  common share
  Basic                                                       $ .92                                                          $ .96

  Diluted                                                     $ .80                                                          $ .83

                     P & F INDUSTRIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                           P & F            Green          Pro Forma
                                                           -----            -----          ---------
                                                         Historical       Historical       Adjustments      Notes       Pro Forma
                                                         ----------       ----------       -----------      -----       ---------
Revenues:
  Net sales                                             $49,605,480      $18,219,388       $       0                   $67,824,868
  Other                                                     421,467               --               0                       421,467
                                                        --------------------------------------------------------------------------
                                                         50,026,947       18,219,388               0                    68,246,335

Costs and expenses:
  Cost of sales                                          33,140,308       14,866,955               0                    48,007,263
  Selling, administrative and general                    11,321,691        1,791,353         150,000         (a)        13,263,044
  Interest - net                                            693,660          113,607         720,000         (b)         1,527,267
  Depreciation                                              646,509          372,178         100,000         (c)         1,118,687
                                                        --------------------------------------------------------------------------

                                                         45,802,168       17,144,093         970,000                    63,916,261
                                                        --------------------------------------------------------------------------

Income from continuing operations
  before taxes on income                                  4,224,779        1,075,295        (970,000)                    4,330,074

Taxes on income                                           1,711,000               --          43,000         (d)         1,754,000
                                                        --------------------------------------------------------------------------

Income from continuing operations                       $ 2,513,779      $ 1,075,295     ($1,013,000)                  $ 2,576,074
                                                        ==========================================================================


Weighted average common shares outstanding
     Basic                                                2,986,920                                                      2,986,920

     Diluted                                              3,525,690                                                      3,525,690


Income from continuing operations
  Per common share
    Basic                                                     $ .83                                                          $ .86

    Diluted                                                   $ .71                                                          $ .73

Notes to Unaudited Pro Forma Combined Statements of Operations

1.   The Acquisition

     The unaudited pro forma combined statements of operations reflect the acquisition of certain assets and the assumption of certain liabilities of Green by P & F on September 16, 1998. The pro forma adjustments give effect to the acquisition as if it had been consummated at the beginning of the earliest period presented (January 1, 1997).


     The purchase price for the acquisition was $10,500,000 in cash, $10,000,000 of which was provided by an acquisition loan from the Company's bank. In addition, the Company also incurred approximately $409,000 in acquisition-related costs. The excess of the purchase price plus these acquisition-related costs over the fair value of net assets acquired has been allocated to goodwill. The allocation of the total purchase price is as follows:


          Current and other assets                                 $ 4,594,000
          Property and equipment                                     4,350,000
          Liabilities assumed                                       (3,647,000)
          Goodwill                                                   5,612,000
                                                                   -----------

                                                                   $10,909,000
                                                                   ===========


     Included in the liabilities assumed as part of the acquisition, were $1,095,000 of outstanding long-term debt and $1,260,000 in short-term borrowings.

2.   Accounting Periods Presented

     The historical information for P & F included in the unaudited pro forma combined statement of operations for the nine months ended September 30, 1998 includes the operations of Green from September 16, 1998, the date of acquisition, to September 30, 1998. The historical information for Green included in the unaudited pro forma combined statement of operations for the nine months ended September 30, 1998 includes the operations of Green from January 1, 1998 to September 15, 1998.


3.   Pro Forma Adjustments

     The following adjustments were applied to the historical statements of operations for P & F and Green for the nine months ended September 30, 1998 and the year ended December 31, 1998 to arrive at the unaudited pro forma combined statement of operations for the respective periods as if the acquisition had taken place on January 1, 1997:


     (a) To reflect amortization of goodwill arising from the acquisition, over a period of 40 years, and amortization of a covenant not to compete, over a period of 5 years.

     (b) To reflect additional interest expense on monies borrowed to finance the acquisition.


     (c) To reflect the change in depreciation related to the increase in fair value of property and equipment

     (d) To adjust the provision for income taxes to reflect the estimated provision for taxes on a pro forma combined basis.

(c)  EXHIBITS

Exhibit No.    Description

2.1 Asset Purchase Agreement, dated as of September 16, 1998, by and between P & F Industries, Inc. and Green Manufacturing, Inc., an Ohio corporation (incorporated by reference from the Registrant's Current Report on Form 8-K filed on September 30, 1998)


23.1           Consent of Bock, Korsnack & Hinds, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        P & F INDUSTRIES, INC.
                                        (Registrant)





                                        By:/s/ Joseph A. Molino, Jr.
                                           -----------------------------
                                            Joseph A. Molino, Jr.
                                            Vice President


     Date: December 18, 1998

                                INDEX TO EXHIBITS

Exhibit No.    Description

2.1 Asset Purchase Agreement, dated as of September 16, 1998, by and between P & F Industries, Inc. and Green Manufacturing, Inc., an Ohio corporation (incorporated by reference from the Registrant's Current Report on Form 8-K filed on September 30, 1998)


23.1           Consent of Bock, Korsnack & Hinds, Inc.